Exhibit 10.16



                     ADMINISTRATIVE SERVICES BASE AGREEMENT

     THIS AGREEMENT, entered into as of this 30 day of June, 1994, by and between U.S. HEALTH CONNECTIONS, INC., a Georgia corporation ("USHC"), and THE EMORY CLINIC, INC., a Georgia corporation ("Emory").

                               W I T N E S S E T H

     WHEREAS, Emory intends to develop specialty practitioner networks ("Emory Networks") that will engage in delivery of medical services pursuant to managed care agreements;

     WHEREAS, USHC has substantial expertise in the organization, administration, and operation of provider and practitioner networks ("Administrative Services") and is the owner of all rights, including copyrights, in written materials and other documentation used in connection with managed care contracting, including, without limitation, utilization review and quality assurance plan, as identified on Exhibit "A" attached hereto and made a part hereof (collectively referred to as the "Works");

     WHEREAS, USHC is the owner of all rights in the service mark "U.S. Health Connections" and designs that identify the source of USHC's services (the "Marks"); and,

     WHEREAS, Emory desires to obtain the services of USHC in the organization, administration, and operation of the Emory Networks and the right to use the Works and the Marks for purposes of improving the operations and marketing of the Emory Networks;

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Administrative Services. Emory may at any time offer to obtain Administrative Services and the right to use the Works from USHC in connection with an Emory Network. The terms and conditions applicable to any specific Emory Network shall be described on an Addendum to this Agreement signed by both parties in accordance with the terms and conditions of this Agreement.

     2. Copyright License. USHC hereby grants to Emory the following:

          2.1 Grant of License. Subject to the terms and conditions of this Agreement, USHC hereby grants to Emory the non-exclusive, non-transferable license and right to use the Works for purposes of administration of each Emory Network described in a fully executed Addendum to this Agreement (the "Copyright License"). The term of the Copyright License for each Emory Network shall run concurrently with the term for provision of Administrative Services as described in each Addendum. Consistently with the terms and conditions of this Agreement, Emory may (a) reproduce all or any part of Works and (b) distribute copies of the Works to participants in each Emory Network described in a fully executed Addendum. Each participation agreement between Emory and each participating provider or practitioner in an Emory Network described in a fully executed Addendum shall, without limitation,
(a) acknowledge USHC's rights in the Works as generally expressed in this Agreement, (b) sublicense the use of the Works subject to the same limitations placed on Emory in subparagraph 2.2 below, and (c) require each participant to return the Works to USHC upon termination of USHC's Administrative Services for the Emory Network unless USHC agrees in writing to permit Emory to continue to use the Works after termination of USHC's Administrative Services. If necessary, Emory agrees to cooperate with and assist USHC in obtaining appropriate amendments to such participation agreements.

          2.2 Limitations on Use. The grant of rights hereunder shall be limited to Networks whose operations are administered by USHC as evidenced by a fully executed Addendum. Emory shall have no right to use the Works for any other purpose. Except as expressly provided in this Agreement, Emory shall not copy, reproduce, give away, or otherwise use any copies of Works or permit third parties to use any copies of Works.

          2.3 Underlying Works. Ownership and title to the Works, including all copyrights and other intellectual property rights in the Works, shall vest and remain in USHC. All copies of the Works shall display a copyright notice in the following form or such other form agreed to by USHC:

Copyright (C) [year of first publication] U.S. Health Connections, Inc. All Rights Reserved.

          2.4 Jointly Created Works. During the term of provision of Administrative Services to an Emory Network, Emory, or participants in Emory Networks administered by USHC, and USHC may jointly create expressions that are applicable only to the administration of the Emory Network ("Joint Works"). Joint Works shall be owned jointly by Emory and USHC subject to the following limitations: (a) such ownership does not grant Emory the right to use all or any part of the Works upon termination of USHC's Administrative Services for an Emory Network unless USHC expressly agrees otherwise in writing; and, (b) upon termination of this Agreement, either party may use the Joint Works without further accounting to the other party.

     3. Trademark and Service Mark License. USHC hereby grants to Emory the following:

          3.1 Grant of Rights. Subject to the terms and conditions of this Agreement, USHC hereby grants to Emory the non-exclusive, non-transferable license right to use the name and service mark "U.S. HEALTH CONNECTIONS" and all



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designs developed by USHC that identify the source of its services to the public
(the "Marks") for purposes of administration of each Emory Network described in a fully executed Addendum (the "Service Mark License"). The term of the Service Mark License for each Emory Network shall run concurrently with the term for provision of Administrative Services as described in each Addendum.

          3.2 Limitations on Use. The grant of rights hereunder shall be limited to Networks whose operations are administered by USHC as evidenced by a fully executed Addendum. Emory shall have no right to use Marks for any other purpose. Expressly, without limitation, Emory shall have no right to sublicense rights in the Marks.

          3.3 Ownership of Marks. USHC represents and warrants that USHC is the owner of the Marks and that USHC has the right to enter into this Agreement to license use of the Marks to Emory. All documents and promotional material displaying any Mark shall bear a notice that the Mark is owned by US Health Connections, Inc. USHC may pursue registration of Marks with the United States Trademark Office. Upon issuance of registration of any Mark with the United States Trademark Office and written notice from USHC, Emory agrees to put the symbol "(R)" next to the registered Mark; provided, however, it shall be USHC's obligation to identify all documents requiring the addition of the symbol. Emory agrees that nothing herein shall be construed to give Emory any right, title, or interest in and to Marks other than the rights granted herein. Emory agrees that the Marks are, and shall remain, the sole property of USHC, that Emory shall not contest USHC's ownership of Marks, and that any and all use of Marks shall inure to the benefit of USHC.

          3.4 Samples. Emory agrees to submit representative samples and obtain approval from USHC before using Marks on any documentation or promotional material distributed to the public, which approval shall not be unreasonably withheld.

     4. Consideration and Compensation.

          4.1  Administrative Services.  USHC's compensation for Administrative
               -----------------------
Services shall be negotiated independently for each Emory Network and described in the Addendum for each Emory Network. Payment terms shall also be described in the Addendum.

          4.2  Intellectual Property Licensing.  Emory shall not be obligated to
               -------------------------------
pay any fee for use of the Works or the Marks during the term of any Addendum for provision of Administrative Services for any Emory Network. Upon termination of USHC's Administrative Services for any Emory Network, or for any Emory Network for which USHC does not provide Administrative Services, USHC may grant to Emory the right to use the Works or the Marks in consideration for a licensing fee to be negotiated by the parties.

          4.3  Equity Distributions.  Distributions related to the parties'
               --------------------
equity interests in any Emory Network shall be described in the Addendum for that Network.












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


     5. Term. The term for provision of Administrative Services shall be independently negotiated for each Emory Network and described in the Addendum for such Emory Network.

     6. Termination.

          6.1 Termination for Cause. Administrative Services under any Addendum may be terminated by either party for cause. "Cause" shall be defined as a breach by either party of any material term or condition of this Agreement, provided that the allegedly breaching party has failed to cure the alleged breach within thirty (30) days following written notice reasonably describing such alleged breach.

          6.2 Rights Upon Termination. Upon termination of the Administrative Services for any Emory Network for any reason, (a) all copies of the Works shall be promptly returned to USHC, (b) Emory shall immediately cease all use and distribution of the Works and shall demand the return of all copies of the Works from all participants in the Emory Network for which USHC's services have been terminated, and (c) Emory shall immediately discontinue and refrain from any further use of Marks or any service marks confusingly similar to the Marks, unless USHC expressly agrees otherwise in writing. Any copies of the Works which Emory fails to return to USHC upon termination of this Agreement shall be destroyed by Emory, and Emory shall provide USHC with reasonable evidence of such destruction.

     7. Covenant Not To Solicit Employees. Emory covenants and agrees that, during the term of this Agreement and for a period of two (2) years immediately following the date of termination of USHC's services hereunder, Emory shall not, on Emory's own behalf or on behalf of any person, firm, partnership, association, corporation, or business organization, entity, or enterprise, either directly or indirectly, solicit, recruit, entice, persuade or induce, or attempt to solicit, recruit, entice, persuade or induce, any employee, consultant, or independent contractor employed or otherwise engaged by USHC at the time of termination of this Agreement or within the two (2) year period immediately preceding such date of termination, to sever his or her relationship with USHC or to be employed or otherwise engaged in any capacity by any person, firm, partnership, association, corporation, or business organization, entity, or enterprise engaged in a Competitive Business. For purposes of this Agreement, "Competitive Business" shall mean a network alliance, partnership, or combination of two (2) or more unrelated providers and practitioners that develops, enters into, and administers contracts directly with employers, insurers, third-party administrators, preferred provider organizations, health maintenance organizations, physician-hospital organizations, health care alliances, and other payors for the delivery of medical services to individuals eligible for such coverage under health benefit plans managed or



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


administered by such payors.

     8. Covenant Not To Disclose. Independently from the covenants set forth in Paragraph 7, above, Emory and USHC covenant as follows:

          8.1 Trade Secrets. Each party covenants and agrees that from the date hereof and for all time each party shall treat as confidential and shall not use, disclose, or divulge (except in connection with performance of duties hereunder and any Addendum hereto), any and all trade secret information concerning the other party or its business obtained during the performance of this Agreement. For purposes hereof, "trade secret information" includes, but is not limited to, utilization review and quality assurance information and procedures, compilations of medical outcomes data, lists of actual or potential customers and referral sources, lists of actual or potential suppliers, pricing structures, rates, fees, contract rates, technical and nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, and product plans.

          8.2 Other Confidential Information. Each party covenants and agrees that during the terms of this Agreement and for a period of two (2) years immediately following the date of termination of this Agreement, each party shall treat as confidential and shall not use, disclose, or divulge (except in connection with performance of duties hereunder and any Addendum hereto), any confidential business information regarding the other party that does not fall within the definition of "trade secret information" as defined above.

          8.3 This Agreement. The terms and conditions of this Agreement shall be regarded by Emory as confidential information and shall not be disclosed to any persons except employees of Emory or representatives or employees of The Emory University System of Health Care without the express written consent of USHC.

     9. Severability. The covenants set forth in Paragraphs 7 and 8, above, shall be construed to be separate and distinct from each other and every other provision set forth in this Agreement. In the event that any court of competent jurisdiction shall declare any covenant invalid, prohibited, or unenforceable, the remaining covenants and obligations shall be remain independent, divisible, and enforceable. Any such unenforceable or prohibited provision or provisions may be modified in a court of law to the fullest extent allowed by the law of such jurisdiction so as to allow such provision or provisions to be written in such a manner and to such an extent as to be enforceable in such jurisdiction under the circumstances.

     10. Independent Contractors. USHC and Emory are and shall continue to be independent contractors under this Agreement. USHC shall be responsible for payment or withholding of all taxes for USHC employees, and preparation of all reports regarding amounts paid to USHC's contractors, who serve Emory under this Agreement. Neither



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


party shall be liable for acts or omissions of the other.

     11. Assignment; Parties Benefitted. This Agreement contemplates the specific services of each party hereto and may not be assigned without the prior written permission of the other party except as follows: (a) Emory may assign its rights and delegate its responsibilities under this Agreement to any parent, subsidiary, or affiliate (including, without limitation, The Emory University System of Health Care) upon at least ninety (90) days written notice to the other party; and (b) USHC may assign this Agreement to a purchaser of all or substantially all of USHC's assets, with the consent of Emory, provided that the purchaser provides Emory with written acknowledgement of assumption of USHC's obligations hereunder. Neither party hereto anticipates nor intends to confer any benefits to any third party by virtue of entering into this Agreement.

     12. Access to Books, Documents and Records. USHC covenants and agrees that, upon request made in accordance with applicable law and regulations, the Comptroller General of the United States, the United States Department of Health and Human Services and the duly authorized representatives of the foregoing shall be given access by USHC to the books, documents, and records related to the furnishing of services under this Agreement by USHC or any organization related to USHC from the date of this Agreement until the expiration of four (4) years after the furnishing of services under this agreement pursuant to 42 C.F.R. ss. 420.302(b) and Section 1861 (v)(1)(i) of the Social Security Act or the proposed or final regulations thereunder. Requests for access to records shall be granted in accordance with 42 C.F.R. ss. 420,304. USHC shall promptly notify Emory of any request for access to books, records, and documents in accordance with this Paragraph and shall identify each such book, record, or document and give Emory access thereto for review and copying. Any subcontract entered into by USHC for the provision of services hereunder shall include a clause substantially in the form of this Paragraph.

     13. Binding Effect. All of the terms, covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

     14. Waiver of Breach. The wavier by either party of a breach of any portion of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

     15. Entire Agreement. This instrument contains the entire agreement of the parties, and all prior representations of the parties, whether written or oral, are merged herein. This Agreement may be changed or modified only by an agreement in writing signed by both parties.



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


     16. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall under no circumstances affect the meaning or interpretation of this Agreement.

     17. Applicable Law. This Agreement shall be governed and controlled by the local laws of the State of Georgia.

     18. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     19. Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered or when mailed, postage prepaid, by certified mail, return receipt requested and addressed as follows:

     If to USHC:             Deborah Ann Smith, President
                             US Health Connections, Inc.
                             371 Battle Woods Trail
                             Marietta, Georgia 30064

     With a copy to:         Thomas William Baker
                             Kilpatrick & Cody
                             1100 Peachtree Street, Suite 2800
                             Atlanta, Georgia 30309-4530

     If to Emory:            Michael E. Bernardino, M.D.
                             Associate Clinic Director for Managed Care
                             The Emory Clinic, Inc.
                             1365 Clifton Road
                             Atlanta, Georgia  30322

     With a copy to:         General Counsel
                             The Emory Clinic, Inc.
                             1365 Clifton Road
                             Atlanta, Georgia 30322

The above addresses may be changed by either party upon notice to the other party in the manner prescribed herein.



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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


"USHC"                                   "Emory"

U.S. HEALTH CONNECTIONS, INC.            THE EMORY CLINIC, INC.

By: /s/  Deborah Ann Smith               By: /s/  ILLEGIBLE
    -----------------------------            -----------------------------------
Title: President                         Title:
       --------------------------              ---------------------------------

                            ONCOLOGY NETWORK ADDENDUM

          THIS ADDENDUM dated as of 6/30, 1994, to the Administrative Services Base Agreement between The Emory Clinic, Inc. ("Emory") and U.S. Health Connections, Inc. ("USHC") dated as of 6/30, 1994, sets forth the terms and conditions of engagement of USHC's Administrative Services for the Emory Oncology Network:

     1. Administrative Services. USHC shall name its President to serve as USHC's liaison to the Emory Oncology Network. The President or designee shall attend Emory Oncology Network meetings upon request by the Emory Oncology Network. In addition, USHC shall provide the following Administrative Services to the Emory Oncology Network:

          1.1 Designate a person who shall act as the point of contact for Emory Oncology Network participating physicians ("Network Participants") for claim entry and resolution of claims processing problems.

          1.2  Prepare and maintain a directory of Network Participants.

          1.3 Generate standard provider reports for the Emory Oncology Network and Network Participants as available within USHC's programming capabilities including patient service reports by Network Participant, by procedure and diagnosis code, or by patient.

          1.4 Create and maintain Emory Oncology Network credentialing files, generate notices to Network Participants informing them of upcoming re-credentialing dates, and support the Emory Oncology Network's quality management function by organizing claims generated under managed care contracts, organizing subscriber utilization data, and generating reports for use by the Emory Oncology Network.

          1.5 Provide the Emory Oncology Network with documentation it may require to review or modify managed care contracts.

          1.6 Coordinate pre-certification approvals between and among the Emory Oncology Network, Network Providers, and managed care payors.

          1.7 Coordinate inquiries from Network Participants regarding other Network Participants and facilities approved by managed care payors.

          1.8 Coordinate resolution of claims procedure issues between and among the Emory Oncology Network, Network Participants, and managed care payors.

          1.9 Review accounting of payments due from managed care payors for distribution to the Emory Oncology Network and Network Participants.

          1.10 Disburse funds from the Emory Oncology Network bank account to Network Participants according to Emory Oncology Network procedures or, alternatively, report financial information to the Emory Oncology Network for fund disbursement to Network Participants by the Emory Oncology Network.

     2. Agreements and Responsibilities of the Emory Oncology Network. In addition to Emory's further obligations hereunder, Emory agrees as follows:

          2.1 The Emory Oncology Network shall cause each Network Participant to submit claims to USHC or its designee according to the procedures established in the Emory Oncology Network's administrative manual. The Emory Oncology Network shall designate a person to serve as a liaison from the Emory Oncology Network to USHC for resolution of claims processing issues and shall cause each Network Participant to designate a liaison for similar purposes from his or her practice to USHC.

          2.2 The Emory Oncology Network shall comply and shall cause each of its Network Participants and their respective practices to comply with all legal and regulatory requirements relating to the furnishing of medical services to the public, including, but not limited to, obtaining payment of or reimbursement for such medical services including compliance with any requirements applicable to networks. The Emory Oncology Network shall obtain and maintain, and shall cause each of its Network Participants and their respective practices to obtain and maintain, in effect, all permits, licenses, and governmental or board approvals or notices which may be necessary for those purposes. The Emory Oncology Network shall obtain and maintain general and professional liability insurance in amounts acceptable to managed care payors and shall provide evidence to USHC of such coverage upon request. The Emory Oncology Network represents and warrants that, on or before the effective date of this Agreement, it will have received all consents and approvals required and given all notices necessary to enter into this Agreement.


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


          2.3  The Emory Oncology Network shall give written notice within ten
               (10) days to USHC of any legal, governmental, or other action initiated or consummated against the Emory Oncology Network or a Network Participant, which could impair the ability of the Emory Oncology Network or such Network Participant to perform the medical service required under managed care contracts or to obtain payment of or reimbursement for such services.

          2.4 USHC shall have no control over the practice of medical services provided by or arranged for by the Emory Oncology Network or any Network Participant or their personnel. The Emory Oncology Network shall retain sole control of the credentialing and utilization and quality management of the Emory Oncology Network and Network Participants. Nothing contained herein shall grant USHC or any party performing credentialing, utilization, or quality management support services the right to govern the level of care of a subscriber or beneficiary or to participate in any quality decisions affecting a Network Participant. While USHC may assist in assembling credentialing, utilization, and quality data in connection with managed care contracts or for the Emory Oncology Network, USHC shall have no responsibility for any credentialing, quality, or utilization management decisions. USHC shall have no responsibility for any costs or expenses associated with the operations of the Emory Oncology Network or those of any Network Participant. The Medical Director of the Emory Oncology Network shall serve as the Emory Oncology Network's liaison to USHC and shall attend USHC meetings upon request. The Emory Oncology Network shall use its best efforts to work with USHC in resolving administrative disputes.

          2.5 USHC may provide data and information regarding the Emory Oncology Network to independent contractors under agreement with USHC to fulfill USHC's obligations hereunder, provided that USHC shall insure that such independent contractors shall be obligated to maintain confidentiality of such data and information in accordance with the confidentially obligations imposed on USHC in Paragraph 8 of the Administrative Services Base Agreement.

          2.6 The Emory Oncology Network shall maintain and shall cause each of its Network Participants and their respective personnel to maintain records and procedures as may be required to account accurately for all services provided which are the subject of this Agreement and the managed care contracts. Such records shall be kept in accordance with generally accepted accounting principles


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


               and recognized standards of professional medical practice and immediately available to USHC. The Emory Oncology Network shall provide and shall cause each of its Network Participants to provide to USHC all information necessary for it to fulfill its obligations under Paragraph 1 in a timely, accurate, and orderly manner. The Emory Oncology Network acknowledges that certain of USHC's obligations are conditioned upon its receipt of information from the Emory Oncology Network and, therefore, any failure of USHC to perform its obligations hereunder attributable to the failure of the Emory Oncology Network to provide such information shall not be considered a breach by USHC of this Agreement.

          2.7 USHC shall have the right of first refusal for administrative services for any Oncology Network which Emory proposes.

     3. Exclusivity. During the term of this Addendum, and in a territory described as Metropolitan Atlanta, Georgia, USHC shall not provide services substantially similar to the Administrative Services to any other oncology network, including both medical oncology and radiation oncology. However, such exclusivity shall cease upon notice of termination.

     4. Compensation.

        For Administrative Services, USHC shall be compensated in an amount
equal to [    ]* of the total revenue received by the Emory Oncology Network.
Payment shall be made by the tenth day of each month for revenue received in the prior month. Payments past due shall accumulate interest in an amount equal to one percent (1%) per month commencing as of the date the payment becomes due.

     5. Term.

          5.1 The term of this Addendum shall run concurrently with the term of the Initial Payor Agreement, all Additional Payor Agreements, and any renewals thereof. The term of this Addendum shall terminate upon termination of the last payor agreement for which USHC provides Administrative Services to the Network under this Addendum.

          5.2 Notwithstanding Section 5.1, Emory has the right to terminate this Addendum for cause due to inadequate performance by USHC if USHC's performance is unacceptable to Emory and such inadequate performance is not remedied within thirty (30) days after notice is given by Emory to USHC of the inadequate performance.


* Omitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.


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


          5.3 Notwithstanding Section 5.1, or anything to the contrary elsewhere, this Addendum may be terminated by either party for any reason, without cause, on one hundred eighty (180) days notice. However, any Payor Agreement that is listed on Exhibit "B" may only be terminated for cause pursuant to Section 5.2.

     6. Limitation of Liability. USHC's obligations to Emory are limited to the agreements expressly set forth in this Addendum and the Administrative Services Base Agreement described in Paragraph 8, below. The parties agree and acknowledge that, without limitation, USHC shall have no responsibility for the following as related to the Emory Oncology Network; utilization review; quality assurance; credentialing of Network Participants; implementation of standards of care; and, all other management decisions related to operations of the Emory Oncology Network. The Emory Oncology Network shall provide or cause others to provide to USHC accurate and complete patient and procedure charge and other information in a timely and orderly manner. USHC is not obligated to verify independently any information provided to it by the Emory Oncology Network or a Network Participant in connection with performance of USHC's duties hereunder. THEREFORE, USHC DOES NOT MAKE AND HAS NOT MADE, AND HEREBY DISCLAIMS, ANY AND ALL WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY EXPRESS, IMPLIED, OR STATUTORY WARRANTIES, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY CLAIMS, REPORTS, OR OTHER INFORMATION OR DOCUMENTATION BASED UPON BILLING OR OTHER INFORMATION PROVIDED TO USHC BY THE EMORY NETWORK OR A NETWORK PARTICIPANT. EMORY ACKNOWLEDGES THAT USHC IS NOT A GUARANTOR OF PAYMENTS.

     7. Indemnification. Emory agrees to indemnify USHC for, and hold USHC harmless for all time from and against, any and all claims, damages, liabilities, charges, and expenses of any nature, including, without limitation, attorneys' fees, regardless of whether such attorneys' fees are incurred in connection with litigation, that USHC may incur in the defense of any claims, demands, actions, lawsuits, or proceedings of any kind brought against USHC arising from the following as related to the Emory Oncology Network: provision of medical services by Network Participants; credentialing of physician participants; utilization of medical services by physician participants; development and implementation of standards of care; and payments from managed care payors and patients.

     8. Entire Agreement. This Addendum and the Administrative Services Base Agreement constitute the entire agreement of the parties for provision of Administrative Services to the Emory Oncology Network, and all prior representations, whether written or oral, are merged herein. This Addendum may be modified or altered only by written instrument signed by both parties. If there are any ambiguities or conflicts between the terms and conditions of this Addendum and the terms and conditions of the Administrative Services Base Agreements the terms and conditions of this Addendum


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


shall govern.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and date first set forth above.

"Emory"                                    "USHC"

THE EMORY CLINIC, INC.                      U.S. HEALTH CONNECTIONS, INC.

By:   /S/ [ILLEGIBLE]                        By:     /S/ Deborah Ann Smith
      ---------------------------                   ---------------------------
Title:                                      Title:      President
      ---------------------------                   ---------------------------


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


                                   EXHIBIT "A"

          The Works, copies of which have been provided to Emory, are described as follows:

         U.S. HEALTH CONNECTIONS QUALITY IMPROVEMENT PLAN
         U.S. HEALTH CONNECTIONS UTILIZATION MANAGEMENT PLAN
         U.S. HEALTH CONNECTIONS CREDENTIALING PLAN
         U.S. HEALTH CONNECTIONS ADMINISTRATIVE MANUAL
         U.S. HEALTH CONNECTIONS APPLICATION
         U.S. HEALTH CONNECTIONS NEWSLETTER FORMAT